                             UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      March 26, 2010

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of

Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   Hasbro, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement(the “Agreement”) with its President and Chief Executive Officer, Brian Goldner, effective March 26, 2010.

Under the Agreement, Mr. Goldner agrees to serve as the Company’s President and Chief Executive Officer through December 31, 2014.  Thereafter the Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term.  During the term, the Company agrees to nominate Mr. Goldner for election to the Company’s Board of Directors.

The Agreement reflects Mr. Goldner’s current annualized base salary for the remainder of fiscal 2010 of $1,200,000 and provides that Mr. Goldner is eligible to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary for fiscal 2010.  Beginning in 2011 and thereafter, Mr. Goldner’s base salary, management incentive bonus target and long-term incentive target will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

The Agreement provided for one-time supplemental equity grants, beyond the annual equity grants Mr. Goldner received in February of 2010.  Under the Agreement both a supplemental contingent stock performance award and a supplemental option award were granted to Mr. Goldner (together the “2010 Retention Grants”).  The supplemental contingent stock performance award granted to Mr. Goldner has a three-year performance period ending at the end of 2012 and uses the same three-year performance metrics as the annual contingent stock performance awards which were made by the Company in February of 2010.  This additional award covers 125,000 shares of the Company’s Common Stock at target performance.  However, the supplemental contingent stock performance grant, unlike the Company’s previous annual contingent stock performance grants, provides for an extended two-year vesting period following the end of the performance period.  Any shares earned under this supplemental contingent stock performance award following the December 2012 completion of the performance period will vest 50% the end of 2013, and the remaining 50% will vest at the end of 2014.  The supplemental stock option award granted to Mr. Goldner in connection with the Agreement covers 687,000 shares and vests in cumulative annual installments of 20% over five years, with the final tranche scheduled to vest in December of 2014.

The Agreement provides that Mr. Goldner will participate in the Company’s other benefit programs under the terms which are extended to senior executives.

The Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement which prohibits Mr.

Goldner from engaging, in any geographical area in which Hasbro is doing business at the time of the termination of his employment, in any business which is competitive with the business of Hasbro as it exists at the time of termination of Mr. Goldner’s employment. The non-competition covenant in Mr. Goldner’s prior agreement with the Company only prohibited employment or participation in a toy or game business, as opposed to any business which is competitive with that of the Company.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for Cause, or at his election for other than Good Reason, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; or (B) due to Mr. Goldner’s death or Disability (as defined in the Agreement) the Company will pay to Mr. Goldner or his estate (i) the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs, and (ii) an amount equal to the management incentive plan bonus that would otherwise have been payable to Mr. Goldner for the year in which the termination occurs based on the Company’s actual performance for that year, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year prior to termination of Mr. Goldner’s employment, and the denominator of which is 365 (the “Pro-Rata Bonus”), which amount will be payable at the time bonus payments were regularly scheduled to be made.

In addition, if Mr. Goldner’s employment is terminated due to his death or Disability, all of Mr. Goldner’s stock options, shares of restricted stock, restricted stock units and performance share awards shall vest in accordance with their terms, provided that for contingent stock performance awards for which the performance period is not completed, (i) in the case of Disability, Mr. Goldner will receive the actual number of shares which are earned based upon the Company’s performance under such awards over the full performance period, with such shares to be paid out promptly following completion of the applicable performance periods, and (ii) in the case of his death, shares would be paid out to Mr. Goldner’s estate following his death based upon (A) the target value of the contingent stock performance awards for the 2010 Retention Grants and (B) the actual number of shares earned over the performance period for all other outstanding contingent stock performance awards.  In both cases, the shares to be paid out under the contingent stock performance awards would not be pro-rated for the period of time in the performance period which had elapsed as of the date of Mr. Goldner’s death or Disability.

If Mr. Goldner’s employment is terminated by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner provides a release to the Company, then (A) Mr. Goldner will be entitled to a severance amount equal to two (2) times Mr. Goldner’s target cash (salary plus bonus) compensation for the fiscal year immediately prior to the year in which the termination occurs, which severance amount shall be payable in eighteen (18) equal monthly installments beginning six months after the date of termination (the “Cash Severance Payments”), (B) Mr. Goldner will receive the Pro-Rata Bonus, (C) Mr. Goldner’s life insurance, medical and dental coverage will be continued for two years on the same terms such benefits were provided prior to termination, (D) all of Mr. Goldner’s unvested stock options, and time-based restricted stock and restricted stock units will fully vest and (E) to the extent Mr. Goldner then holds contingent stock performance awards for which the performance period has not been completed, Mr. Goldner will be entitled to the number of shares which would have been earned over the performance period based upon the Company’s actual performance, pro-rated for the portion of the applicable performance period completed as of the date of Mr. Goldner’s termination of employment, provided that only for the contingent stock performance awards included in the 2010 Retention Grants, any shares earned under such awards will be payable without any pro-ration for the period of time remaining in the performance period following Mr. Goldner’s termination of employment.  If Mr. Goldner begins permissible alternate employment during the severance period, then any remaining Cash Severance Payments due as severance under the Agreement will be reduced by 50%.

For purposes of the Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s refusal to perform: (i) his assigned duties for the Company; or (ii) his obligations under the Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by him to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company.  Good Reason means: (a) a material reduction in Mr. Goldner’s base salary, target bonus or target long-term incentive opportunity, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives, (b)  Mr. Goldner no longer serving as President and Chief Executive Officer, (c) a failure to keep Mr. Goldner’s change in control agreement in place, or if it terminates, to replace it with a substantially equivalent arrangement, or (d) a material breach by Hasbro of the terms of the Agreement.

The Agreement does not modify Mr. Goldner’s existing change in control agreement with the Company, dated March 18, 2000.  In the event of a Change in Control (as defined in the change in control agreement) the benefits payable pursuant to the Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HASBRO, INC.

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                                          (Registrant)

Date: March 30, 2010                 By:  /s/ Deborah Thomas

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                                          Deborah Thomas

                                          Senior Vice President and

                                          Chief Financial Officer

Hasbro, Inc.

Current Report on Form 8-K

Dated March 30, 2010

Exhibit Index

Exhibit

No.

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated March 26, 2010.